Exhibit 32.2

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Transamerica Advisors Life Insurance Company of New York (the “Company”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric J. Martin, Chief Financial Officer, Vice President, Treasurer, and Controller of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric J. Martin
Eric J. Martin
Chief Financial Officer, Vice President, Treasurer and Controller

Dated: March 29, 2012

A signed original of this written statement required by Section 906 has been provided to Transamerica Advisors Life Insurance Company of New York and will be retained by Transamerica Advisors Life Insurance Company of New York and furnished to the Securities and Exchange Commission or its staff upon request.